Exhibit 21

                               XANSER CORPORATION
                                 SUBSIDIARY LIST



XANSER CORPORATION (formerly Kaneb Services, Inc.)
Corporate Insurers Ltd
Xtria LLC (formerly Fields Financial Services, Inc.)
Double Eagle Cabling and Communications LLC
National Asset Information Services, Inc.
CPIA, Inc.
Viata Corporation
Kaneb Financial Corporation (formerly Asset Based Lenders, Inc.) Furmanite Equipment Leasing Company LLC
  (formerly Kaneb Equipment Leasing Company)
Furmanite Worldwide, Inc. (formerly Kaneb International, Inc.) Furmanite America Inc.
Furmanite Offshore Services, Inc.
Furmanite Malaysia LLC
Specialty Industrial Services Sdn. Bhd.
Furmanite (Malaysia) Sdn. Bhd.
Furmanite Australia Pty Ltd (formerly Denon Pty Ltd)
Furmanite NZ Limited
   (formerly Furmanite V & P Eng. Ltd, formerly V & P Eng. Ltd) Furmanite Holding AS
Furmanite AS (Norway)
CMS:  Corrision Monitoring Services AS
Furmanite SA
Furmanite NV
Metalock NV (Belgium)
Furmeta Holding BV
Metaholding BV
Metalock BV
Furmanite BV
Furmanite East Asia Limited (Hong Kong)
Furmanite Singapore PTE Limited
Furmanite Limited (formerly Kaneb UK plc)
Furmanite 1986 Limited
Furmanite International Limited
Furmanite Germany, Inc.
Management Services Furmanite Holding GmbH
Furmanite Technische Dienstleisfungen GmbH (formerly Zweipack GmbH) Furmanite Industrie Service GmbH
Xanser Financial LLC
Xanser Services LLC
Xanser Investments, Inc.